                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ALMOST FAMILY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

October 19, 2001




To Our Stockholders:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Almost Family, Inc. on Monday, November 12, 2001. The meeting will be held at the Holiday Inn Hurstbourne, 1325 South Hurstbourne Parkway, Louisville, Kentucky 40222, at 9:00 a.m. local time.

         Two matters will be voted on at this meeting. Please take the time to read carefully each of the proposals for stockholder action described in the accompanying proxy materials.

         Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy form and returning it in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

         Thank you for your continued support of our Company.

Sincerely,


/s/ William B. Yarmuth


William B. Yarmuth
Chairman of the Board,
President & CEO

                               ALMOST FAMILY, INC.
                        100 Mallard Creek Road, Suite 400
                           Louisville, Kentucky 40207


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 12, 2001


To the Stockholders:

         The Annual Meeting of Stockholders (the "Annual Meeting") of Almost Family, Inc. (the "Company"), will be held at the Holiday Inn Hurstbourne, 1325 South Hurstbourne Parkway, Louisville, Kentucky 40222, on Monday, November 12, 2001, at 9:00 a.m. local time for the following purposes:

(1) To elect a Board of seven directors to serve until the next annual meeting of stockholders;

(2) To ratify the appointment of Arthur Andersen LLP as the Company's independent auditor for the fiscal year ending December 31, 2001; and

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on October 16, 2001, are entitled to receive notice of and to vote at the meeting.

                                     By Order of the Board of Directors

                                     /s/ C. Steven Guenthner

                                     C. Steven Guenthner
                                     Secretary

Louisville, Kentucky
October 19, 2001

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               ALMOST FAMILY, INC.
                        100 Mallard Creek Road, Suite 400
                           Louisville, Kentucky 40207

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 12, 2001

                               GENERAL INFORMATION

         This Proxy Statement and accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Almost Family, Inc., a Delaware corporation (the "Company"), to be voted on at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be held at the Holiday Inn Hurstbourne, 1325 South Hurstbourne Parkway, Louisville, Kentucky 40222, on Monday, November 12, 2001, at 9:00 a.m. local time for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about October 19, 2001.

         The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, par value $.10 per share (the "Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

                        RECORD DATE AND VOTING SECURITIES

         The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on October 16, 2001. At the Record Date, there were outstanding 2,461,462 shares of Common Stock (each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting). A majority of the total number of shares of outstanding Common Stock present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the annual meeting will be voted as directed by the stockholders, unless revoked as described below. Under Delaware law, proxies marked as abstentions are not counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. If no instructions are given, shares represented by executed but unmarked proxies will be voted FOR election of the individuals nominated as directors and FOR ratification of the selection of Arthur Andersen LLP as the

Company's independent auditors for the current fiscal year. If any other matter is brought before the annual meeting, shares represented by proxies will be voted by the proxy holders as directed by a majority of the board of directors.

         A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the annual meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company's main office address at any time before the annual meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the annual meeting before the close of voting, or by attending the annual meeting and voting in person. The presence of a stockholder at the annual meeting will not automatically revoke the stockholder's proxy.

             SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

         The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock of (i) each executive officer of the Company named in the Summary Compensation Table set forth herein under "Executive Compensation," (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The Company has no shares of Preferred Stock outstanding.

                                                            SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)
                                                            ---------------------------------------------
                                                           AMOUNT AND NATURE OF                  PERCENT OF
DIRECTORS AND EXECUTIVE OFFICERS                           BENEFICIAL OWNERSHIP                    CLASS
--------------------------------                           --------------------                    -----
William B. Yarmuth                                     530,972                  (2)                19.88%
  100 Mallard Creek Road, Suite 400
  Louisville, KY  40207

Mary A. Yarmuth                                        530,972                  (3)                19.88%

C. Steven Guenthner                                     85,841                  (4)                 3.41%

Steven B. Bing                                          13,840                  (5)                   *

Donald G. McClinton                                     36,566                  (6)                 1.47%

Tyree G. Wilburn                                        23,000                  (7)                   *

Jonathan D. Goldberg                                    24,856                  (8)                 1.00%

Wayne T. Smith                                         118,571                  (9)                 4.78%

W. Earl Reed, III                                       48,185                  (10)                1.95%

Patrick T. Lyles                                        44,796                  (11)                1.80%

Anne T. Liechty                                         16,228                  (12)                  *

Directors and Executive Officers as a Group            942,855                  (13)               32.83%
(11 persons)

OTHER FIVE PERCENT BENEFICIAL OWNERS

Heartland Advisors, Inc.                               250,000                  (14)               10.16%
William J. Nasgovitz
789 North Water Street
Milwaukee, WI  53202

David T. Russell                                       239,120                  (15)                9.71%
2001 East Jackson Street
Bloomington, IL 61701

Yarmuth Family Limited Partnership                     157,723                  (16)                6.41%
100 Mallard Creek Road, Suite 400
Louisville, KY  40207

------------------------------------
* Represents less than 1% of class.

(1) Based upon information furnished to the Company by the named persons, and information contained in filings with the Securities and Exchange Commission (the "Commission"). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Unless otherwise indicated, the named person has the sole voting and investment power with respect to the number of shares of Common Stock set forth opposite such person's name.

(2) Includes 8,886 shares as to which Mr. Yarmuth shares voting and investment power pursuant to a family trust and an option for 150,000 shares vested and exercisable, and 59,000 exercisable options owned by Mrs. Yarmuth in addition to 32,427 shares owned directly by Mrs. Yarmuth.

(3) Includes the same ownership components as stated for Mr. Yarmuth.

(4) Includes 55,000 shares subject to currently exercisable options.

(5) Includes 13,500 shares subject to currently exercisable options.

(6) Includes 13,500 shares subject to currently exercisable options and 8,566 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(7) Includes 13,000 shares subject to currently exercisable options.

(8) Includes 12,500 shares subject to currently exercisable options and 8,356 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(9) Includes 12,500 shares subject to currently exercisable options and 7,946 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(10) Includes 6,500 shares subject to currently exercisable options and 1,685 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(11) Includes 33,750 shares subject to currently exercisable options.

(12) Includes 14,425 shares subject to currently exercisable options.

(13) Includes currently exercisable options held by all directors and executive officers as a group to purchase 383,675 shares of Common Stock and 26,553 phantom shares held by Non-Employee Directors within the Non-Employee Directors Deferred Compensation Plan.

(14) Based upon a Schedule 13G/A filed with the Commission for the year ended December 31, 2000 and information subsequently provided to the Company, Heartland Advisors, Inc., and William J. Nasgovitz, President and principal shareholder of Heartland Investment Advisors, Inc., have shared voting and/or dispositive power with respect to 250,000 shares of Common Stock.

(15) Based upon a Schedule 13D/A dated June 15, 2001, filed with the Commission and information subsequently provided to the Company.

(16) Robert N. Yarmuth is the general partner and is the brother of William B. Yarmuth.

                                     ITEM 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, seven directors will be elected to serve until the next annual meeting of stockholders. To be elected, a nominee must receive a plurality of the votes cast in the election at the annual meeting. Proxies cannot be voted for a greater number of persons than are named. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees.

NOMINEES FOR ELECTION AS DIRECTORS

         Set forth below is a list of Board members who will stand for re-election at the Annual Meeting, together with their ages, all Company positions and offices each person currently holds and the year in which each person joined the Board of Directors.

                                                              POSITION                       DIRECTOR
NAME                                    AGE                  OR OFFICE                        SINCE
----                                    ---                  ---------                        -----
William B. Yarmuth                       49       Chairman of the Board, President             1991
                                                    and Chief Executive Officer

Steven B. Bing                           54                   Director                         1992

Donald G. McClinton                      68                   Director                         1994

Tyree G. Wilburn                         49                   Director                         1996

Jonathan D. Goldberg                     50                   Director                         1997

Wayne T. Smith                           55                   Director                         1997

W. Earl Reed, III                        50                   Director                         2000


William B. Yarmuth. Mr. Yarmuth has been a director of the Company since 1991, when the Company acquired National Health Industries ("National"), where Mr. Yarmuth was Chairman, President and Chief Executive Officer. After the acquisition, Mr. Yarmuth became the President and Chief Operating Officer of the Company. Mr. Yarmuth became Chairman and CEO in 1992. He was Chairman of the Board, President and Chief Executive Officer of National from 1981 to 1991.

Steven B. Bing. Mr. Bing was elected a director in January 1992. Mr. Bing is Principal and Chief Operating Officer of Prosperitas Investment Partners, L.P., a Louisville, Kentucky based venture fund. From 1989 to March 1992, Mr. Bing was President of ICH Corporation, an insurance holding company. From 1984 to 1989, he served as Senior Vice President of ICH Corporation. He is also a director of various closely-held business entities.

Donald G. McClinton. Mr. McClinton was elected a director in October 1994. Mr. McClinton is President and part owner of Skylight Thoroughbred Training Center, Inc., a thoroughbred training center. He is also a director of Mid-America Bancorp and Jewish Hospital Health Systems. From 1986 to 1994, Mr. McClinton was co-chairman of Interlock Industries, a privately held conglomerate in the metals and transportation industries.

Tyree G. Wilburn. Mr. Wilburn was elected a director in January 1996. Mr. Wilburn is a private investor. From 1992 to 1996, Mr. Wilburn was Chief Development Officer of Community Health Systems, Inc., and most recently, Executive Vice President and Chief Financial and Development Officer. From 1974 to 1992, Mr. Wilburn was with Humana Inc. where he held senior and executive positions in mergers and acquisitions, finance, planning, hospital operations, audit and investor relations.

Jonathan D. Goldberg. Mr. Goldberg was elected a director in February 1997. Mr. Goldberg is the managing partner of the law firm of Goldberg and Simpson in Louisville, Kentucky and has served in that capacity since 1991.

Wayne T. Smith. Mr. Smith was elected a director in March 1997. Mr. Smith is Chairman of the Board, President and Chief Executive Officer of Community Health Systems, Inc. Mr. Smith was President and Chief Operating Officer of Humana Inc. from 1993 to 1996 and served with Humana Inc. from 1973 to 1993 in various capacities, including numerous positions as vice president and divisional president.

W. Earl Reed, III. Mr. Reed was elected a director in November 2000. Mr. Reed has served as Chairman, President and Chief Executive Officer of Rehab Designs of America Corporation, a private venture-capital backed orthotics and prosthetics healthcare company, since March 1, 2000. Mr. Reed has been a partner with The Allegro Group, a healthcare financial advisory firm which advises public and private healthcare organizations, since September 1998. From 1987 to 1998, Mr. Reed was Chief Financial Officer and member of the board of directors of Vencor, Inc. Rehab Designs of America Corporation filed a voluntary petition for protection under Chapter 11 of the federal bankruptcy code in February 2001. Vencor filed voluntary petitions for protection under Chapter 11 of the federal bankruptcy code in September 1999 and emerged in April 2001 after successfully completing its financial restructuring.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board met on seven occasions during the previous fiscal year. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and its committees on which such director served during his period of service.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have an executive committee or a nominating committee; executive committee and nominating functions are performed by the entire Board.

         The principal duties of the Audit Committee include reviewing the scope of the audit, the corporate accounting practices and policies with the independent auditors, reviewing with the independent auditors their final report, reviewing with independent auditors overall accounting and financial controls and consulting with the independent auditors.

         The members of the Audit Committee are the six outside members of the Company's Board of Directors: Messrs. Bing, Goldberg, McClinton, Reed, Smith and Wilburn. The Audit Committee met once during the 2001 fiscal year.

         The principal duties of the Compensation Committee are to review the compensation of directors and officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Compensation Committee also administers the Company's employee stock option plans. The members of the Compensation Committee are Messrs. Bing, Goldberg, McClinton, Reed, Smith and Wilburn. The Compensation Committee met twice during the 2001 fiscal year.

COMPENSATION OF DIRECTORS

         Directors who are not also employees of the Company are entitled to compensation at a rate of $2,000 for each Board of Directors meeting attended and $500 for each independently scheduled committee meeting attended. In addition, non-employee directors are eligible to receive stock options under the Almost Family, Inc. 1993 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") adopted by the Board on February 17, 1993, and subsequently approved by stockholders. Pursuant to the terms of the Directors' Plan, on November 3, 2000, Mr. Reed was granted options to purchase 10,000 shares of the Company's Common Stock at $3.88 per share. In addition, each non-employee director was granted options to purchase 6,000 shares of the Company's Common Stock at $4.25 per share on February 5, 2001. The Directors' options vest 25% the day following six months after the date of grant, and 25% on each of the first, second, and third anniversary dates of the grant.

WILLIAM YARMUTH EMPLOYMENT AGREEMENT

         The Company has a year-to-year employment agreement with William B. Yarmuth, its Chairman of the Board, President and Chief Executive Officer. Under the terms of the agreement, Mr. Yarmuth earned an annual base salary of $190,000 in fiscal 2001. This annual base salary was increased to $250,000 on May 1, 2001. In addition, Mr. Yarmuth is eligible for a performance based cash incentive of 35% of annual base salary. The agreement includes a covenant not to compete for a period of two years and potential termination payments to Mr. Yarmuth of two times his annual salary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during fiscal 2001.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR OF THE COMPANY.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the most highly compensated executive officers who earned $100,000 during fiscal year March 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                 ------------
                                                                                                  SECURITIES
                                                                ANNUAL COMPENSATION               UNDERLYING
                                                                                                    OPTIONS
NAME AND PRINCIPAL POSITION                  YEAR           SALARY             BONUS            (NO. OF SHARES)
---------------------------                  ----           ------             -----             -------------
William B. Yarmuth                           2001          $190,000           $99,750               100,000
Chairman of the Board,                       2000          $190,000           $50,000(1)                  0
President and Chief Executive Officer        1999          $190,000                 0               100,000

Mary A. Yarmuth                              2001          $136,638           $51,736                20,000
Senior Vice President -                      2000          $132,121                 0                     0
Service Development                          1999          $130,050                 0                20,000

C. Steven Guenthner                          2001          $136,638           $51,736                20,000
Senior Vice President                        2000          $132,121           $25,000(1)                  0
Secretary/Treasurer and                      1999          $130,050                 0                20,000
Chief Financial Officer

Patrick T. Lyles                             2001          $126,079           $31,826                10,000
Senior Vice President                        2000          $121,911           $25,000(1)                  0
                                             1999          $120,000                 0                15,000

-------------------------
(1) Bonuses for these individuals were granted by the Board for the successful sale of the product operations in November 1999.

                          OPTION GRANTS IN FISCAL 2001

         Set forth below is information with respect to grants of stock options in fiscal 2001 to the executive officers named in the Summary Compensation Table.

                                                                                              Potential Reliazable
                                                 Percentage of                                   Value At Assumed
                                                 Total Options                                 Annual Rates of Stock
                                 Number of        Granted to                                    Price Appreciation
                                   Shares          Employees         Exercise                     For Option Term
                                 Underlying        in Fiscal         or Base     Expiration       ---------------
       Name                       Options            Year             Price         Date           5%         10%
       ----                       -------            ----             -----         ----          ---         ---
William B. Yarmuth                100,000            46.5%            $4.25       2/4/2011      $267,280    $677,341

Mary A. Yarmuth                    20,000             9.3%            $4.25       2/4/2011      $ 53,456    $135,468

C. Steven Guenthner                20,000             9.3%            $4.25       2/4/2011      $ 53,456    $135,468

Patrick T. Lyles                   10,000             4.7%            $4.25       2/4/2011      $ 26,728    $ 67,734

           OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END VALUES

         William B. Yarmuth exercised stock options during the 2001 fiscal year as set forth below. In addition, set forth below is information with respect to the number and value of unexercised stock options held by the named executive officers at the end of the 2001 fiscal year.

                                                                 Number of Securities
                                                                      Underlying
                                                                 Unexercised Options    Value of Unexercised
                                                                      At Fiscal            In-The-Money At
                                 Shares                               Year-End             Fiscal Year-End
                              Acquired on          Value             Exercisable/             Exercisable/
       Name                     Exercise          Realized          Unexercisable          Unexercisable(1)
       ----                     --------          --------          -------------          ----------------
William B. Yarmuth              100,000           $217,438         150,000    100,000    $517,938    $239,563

Mary A. Yarmuth                       0                  0          59,000     20,000    $205,233    $ 47,913

C. Steven Guenthner                   0                  0          55,000     20,000    $191,213    $ 47,913

Patrick T. Lyles                      0                  0          33,750     11,250    $119,153    $ 28,884

         (1) These amounts represent the market value less the exercise price. The market value of the Common Stock was $6.13 based on the closing bid price per share at March 31, 2001, on the Nasdaq Small Cap System.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

         The Compensation Committee of the Board of Directors is comprised of Messrs. Bing, Goldberg, McClinton, Reed, Smith and Wilburn, each a non-employee director of the Company. The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company's executive officers and administering the Company's stock option plans. Set forth below is a report submitted by the Compensation Committee describing its compensation policies and the committee's decisions relating to compensation of executive officers during the 2001 fiscal year.

         The Compensation Committee's policies concerning the compensation of the Company's executive officers are summarized as follows:

- Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

- Executive officers of the Company should be compensated at a level which is comparable to other executives with similar skills and qualifications; and

- The Company's compensation programs should give executive officers a financial interest in the Company similar to the interests of the Company's stockholders.

         The Company's executive officers are compensated through a combination of salary, annual bonuses (when appropriate) and grants of stock options under the Company's option plans. The annual salaries of the Company's executives are reviewed from time to time by the Compensation Committee. The Compensation Committee recommends to the Board of Directors that adjustments be made where necessary in order for the annual salaries of the Company's executives to be competitive with the salaries of other executives with similar skills and qualifications. Officers of the Company are eligible for performance based cash incentives based on the Compensation Committee's subjective determination in conjunction with a review of the Company's achievement of annual goals and objectives established by the Compensation Committee. For fiscal 2001 the goals and objectives included meeting earnings targets and increasing shareholder value as measured by stock price performance. Based on these goals and objectives, Mr. Yarmuth, the Chief Executive Officer, received a bonus of $99,750 and the other executive officers named in the Summary Compensation Table received bonuses in the aggregate amount of $135,298.

         The Compensation Committee periodically grants stock options under the Company's option plans in order to provide executive officers and other employees with an additional incentive to strive for the success of the Company's business so as to increase the price of the Company's Common Stock. The Compensation Committee believes that stock options are a valuable tool in encouraging executive officers to align their interests with the interests of the stockholders and to manage the Company for the long term. The Compensation Committee granted options for a total of 150,000 shares of Common Stock to the executive officers named in the Summary Compensation Table, with 100,000 of those options awarded to the Chief Executive Officer. The Compensation Committee determined the number of options granted to the executive officers based upon its subjective evaluation of the performance and responsibilities of each of the officers.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         William B. Yarmuth, the Chairman, President and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to the Company's other executive officers. Mr. Yarmuth's salary of $190,000 for the 2001 fiscal year was determined pursuant to his employment agreement. Mr. Yarmuth received a bonus of $99,750. See discussion regarding incentive compensation under "Compensation Policies" above.

OBRA DEDUCTIBILITY LIMITATION

         Under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), subject to certain exceptions and transition provisions, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation, is limited to $1 million per year, per executive officer. The Company has determined not to take any actions at this time with respect to its compensation plans that might be necessary to exempt compensation under such plans from the OBRA deductibility limitation.

                             COMPENSATION COMMITTEE

                                 Steven B. Bing
                              Jonathan D. Goldberg
                               Donald G. McClinton
                                W. Earl Reed, III
                                 Wayne T. Smith
                                Tyree G. Wilburn

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is composed of six independent outside directors. The Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix I. The Audit Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended March 31, 2001 (the "audited financial statements").

- The Audit Committee has reviewed and discussed the audited financial statements with management;

- The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees);

- The Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Arthur Anderson LLP its independence from the Company and its management; and

- Based on the review and discussion referred to above, and in reliance thereon, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the U.S. Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                                 Steven B. Bing
                              Jonathan D. Goldberg
                               Donald G. McClinton
                                W. Earl Reed, III
                                 Wayne T. Smith
                                Tyree G. Wilburn

2001 AUDITOR FEES

Audit Fees

         The aggregate fee billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended March 31, 2001 and the reviews of the Company's financial statements included in the Company's Forms 10-Q for the year ended March 31, 2001 was $102,000.

Financial Information Systems Design and Implementation Fees

         No fees were billed by Arthur Andersen LLP for information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the year ended March 31, 2001.

All Other Fees

         The aggregate amount of fees billed for all other non-audit services, including fees for tax-related services, rendered by Arthur Andersen LLP during the year ended March 31, 2001 was $69,505.

         The Audit Committee has considered whether Arthur Andersen LLP's provision of non-audit services to the Company is compatible with the auditor's independence.

              COMPARISON OF FIVE-YEAR CUMULATIVE STOCKHOLDER RETURN

         The graph that follows compares the cumulative return experienced by holders of the Company's Common Stock during the last five fiscal years to the returns of the CRP Index for the Nasdaq stock market (U.S. Companies), the Russell 2000 Index, the returns of the Company's prior peer group index comprised of other publicly-traded companies within the healthcare industry, and the returns of a new peer group index comprised of other publicly-traded companies within the healthcare industry. The graph assumes the investment of $100 on March 31, 1996 in the Company's Common Stock and each of the indices, and the reinvestment of all dividends paid during the period of the securities comprising the indices.

                           Fiscal Year-Ended March 31,

(Fiscal Year End. March 31)                1996         1997        1998       1999       2000       2001
                                           ----         ----        ----       ----       ----       ----
Almost Family, Inc.                       100.00        76.27      105.08      27.12      38.14      83.05
Nasdaq Stock Market                       100.00       111.14      168.46     227.60     423.37     169.33
   (US Companies)
Russell 2000                              100.00       105.11      149.27     125.00     171.62     145.32
Prior Self-Determined Peer Group          100.00        66.65       37.33      10.76      21.77       0.00
New Self-Determined Peer Group            100.00        95.81      107.90      72.78      44.97      72.70

------------------------------------------------------------------------------
In prior years, the Company has presented performance information for the Nasdaq Stock Market (U.S. Companies) an a self-determined peer group. In the future, the Company will present performance information for the Russell 2000 Index and a new self-determined peer group. The

Company based its decision to change its broad market index on its belief that the Nasdaq Stock Market (U.S. Companies) is dominated by technology companies and that the Russell 2000 Index is a more representative broad market index. In addition to the Company, the prior peer group includes the following healthcare companies: Hospital Staffing Services, Inc.; In Home Health, Inc.; and U.S. HomeCare Corporation. The Prior Peer Group Index for the 1998 fiscal year includes Hospital Staffing Services, Inc. through March 12, 1998, the last day on which its shares were traded on the New York Stock Exchange. The Prior Peer Group Index for the 2001 fiscal year includes In Home Health, Inc., which was acquired by ManorCare Health Services, Inc. on December 29, 2000 and U.S. HomeCare Corporation, which had its assets foreclosed upon by its secured creditor on April 28, 2000. In the acquisition of In Home Health, Inc., each shareholder of In Home received the right to receive $3.70 in cash from ManorCare for each share of In Home common stock owned. The per share value of In Home common stock on March 31, 1996 was $7.125. In addition to the Company, the new peer group includes the following companies: Amedisys Inc.; Apria Healthcare Group Inc.; Beverly Enterprises Inc.; Gentiva Health Services Inc.; ManorCare Inc.; National Home Health Care Corporation; New York Health Care Inc.; Res-Care, Inc.; and Sunrise Assisted Living Inc.

                                     ITEM 2
                       RATIFICATION OF INDEPENDENT AUDITOR

         The Board of Directors has appointed Arthur Andersen LLP as its independent auditor for the fiscal year ending December 31, 2001.
Representatives of Arthur Andersen are expected to be present at the Annual Meeting where they will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                              STOCKHOLDER PROPOSALS

         Under Rule 14a-8 promulgated under the Exchange Act, the Company shareholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

         The Company's by-laws require shareholders who intend to propose business for consideration by shareholders at an annual meeting, other than shareholder proposals that are included in the proxy statement, to give written notice to the President or Secretary of the Company not less than thirty days before the annual meeting. This notice must include a brief description of the business, any material interest the shareholder has in such business, the name and address of the shareholder as they appear on the Company's books and the class and number of the Company common shares the shareholder beneficially owns. A shareholder must submit a matter to be raised at the Company's 2002 annual meeting and included in the proxy statement no later than June 20, 2002 and must include a brief description of the business, any material interest the shareholder has in such business, the name and address of the shareholder as they appear on the Company's books and the class and number of the Company common shares the shareholder beneficially owns.

         SEC rules set forth standards for what shareholder proposals the Company is required to include in a proxy statement for an annual meeting.

                                    FORM 10-K

         The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 accompanies this Proxy Statement. Stockholders may obtain copies of exhibits at $0.25 per page to cover the Company's costs in furnishing such copies by sending a written request to C. Steven Guenthner, Almost Family, Inc., 100 Mallard Creek Road, Suite 400, Louisville, Kentucky 40207.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors


/s/ C. Steven Guenthner


C. Steven Guenthner
Secretary
Louisville, Kentucky
October 19, 2001

                                                                      APPENDIX I

                               ALMOST FAMILY, INC.
                             AUDIT COMMITTEE CHARTER

The Board of Directors of Almost Family, Inc. has appointed an Audit Committee pursuant to authorization in Section 3.6 of the Company's Bylaws. The objectives, composition, and responsibilities of the Audit Committee are as follows:

Objectives

The primary objective of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to the Company's internal controls and financial reporting practices. In addition, the Committee will maintain open lines of communication among the Board, management, and the Company's independent auditors on these matters.

Composition

The Committee shall consist of not fewer than three directors, none of whom (except in extraordinary and limited circumstances), as of June 9, 2000, shall be (nor in the previous three years shall have been) an officer or employee of the Company or of any subsidiary or affiliated company. Each Committee member shall be able to read and understand fundamental financial statements, or will become able to do so within a reasonable period of time after appointment. At least one member will have past experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Additional criteria, if any, for membership shall be determined by the Board of Directors consistent with governing rules, regulations and exchange requirements. Each year, one of the members shall be appointed Chairman of the Committee by the full Board of Directors.

Responsibilities

- The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. In addition, the Committee shall meet privately with the Company's independent auditors (who shall be ultimately accountable to the Board of Directors and the Committee) and shall review annually the audit plan of the Company's independent auditors.

- The Committee shall report its activities to the full Board of Directors on a regular basis.

- The Committee shall review the effectiveness of independent auditors through regular meetings with them and shall have the ultimate responsibility for selection, evaluation, and replacement of independent auditors to audit the financial statements of the Company.

- The Committee shall review annually and discuss with the auditors all relevant matters and shall review significant relationships the auditors have with the Company to determine the auditors' independence, including non-auditing services; in that regard, the Committee shall require the auditors to submit a formal written statement regarding relationships and services which may affect objectivity and independence, and shall recommend that the full Board take appropriate action to address the auditors' independence whenever necessary.

- The Committee shall review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

- The Committee shall review filings within the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

- The Committee shall review annually with management and the independent auditors the need for and/or status of any internal audit activities to be performed during the ensuing year, the manner in which such activities will be carried out, and the coordination of such activities with the independent auditors.

- The Committee shall discuss with the independent auditors and monitor the adequacy of the Company's internal controls by reviewing audit recommendations and management's response and actions to correct identified deficiencies.

- The Committee shall review the Company's annual financial statements with management and the independent auditors. The Committee shall discuss with the independent auditors its judgment about the quality, not just the acceptability, of significant accounting principles, accounting changes, and underlying estimates.

- The Committee shall identify and direct special projects, hold special meetings, or perform any other actions it believes are necessary in order to perform its oversight function.

- The Committee shall review and reassess annually the adequacy of this Charter.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                              ALMOST FAMILY, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, a stockholder of ALMOST FAMILY, INC., a Delaware corporation (the "Company"), hereby appoints WILLIAM B. YARMUTH and C. STEVEN GUENTHNER, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting on Monday, November 12, 2001, at 9:00 a.m. local time, and at any adjournment thereof.

         The undersigned hereby instructs said proxies or their substitutes:

1. ELECTION OF DIRECTORS (except as marked to the contrary below):
                                                                      FOR ALL
                                                  FOR    WITHHOLD      EXCEPT
                                                  [ ]      [ ]          [ ]

WILLIAM B. YARMUTH, STEVEN B. BING, DONALD G. MCCLINTON, TYREE G. WILBURN, JONATHAN D. GOLDBERG, WAYNE T. SMITH AND W. EARL REED, III.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP as independent auditors for the Company.

                                                  FOR    AGAINST      ABSTAIN
                                                  [ ]      [ ]          [ ]


3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting.

          Please be sure to sign and date this Proxy in the box below.

                                                            --------------------
                                                            Date
--------------------------------------------------------------------------------




------ Stockholder sign above ------------ Co-holder (if any) sign above -------

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR ELECTION OF THE INDIVIDUALS NOMINATED AS DIRECTORS AND FOR APPROVAL
OF PROPOSAL 2.

         MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.


 - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                              ALMOST FAMILY, INC.
         100 MALLARD CREEK ROAD, SUITE 400, LOUISVILLE, KENTUCKY 40207

--------------------------------------------------------------------------------
         Please sign exactly as name appears on label. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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